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
                                                       Exhibit 21

                                INCOMNET, INC.
                        SUBSIDIARIES OF THE REGISTRANT
                                MARCH 27, 1996


Percentage
of voting
                        State or other jurisdiction of  securities
                                                        -----------
  Name                  incorporation or organization      owned
- ----------------------                                  -----------
Incomnet India Limited  India                                   32%

Rapid Cast, Inc.        New Jersey                              51%

National Telephone &
  Communications, Inc.  Nevada                                 100%
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